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                                                                    EXHIBIT 4(d)




                             SUB-ADVISORY AGREEMENT

       AGREEMENT made as of ______________, 1998, by and between MERCURY ASSET MANAGEMENT INTERNATIONAL LTD., a corporation organized under the laws of England and Wales (hereinafter referred to as the "Investment Adviser"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as the "Sub- Adviser").

                              W I T N E S S E T H:

       WHEREAS, MERCURY ASSET MANAGEMENT MASTER TRUST (the "Trust") is a Delaware business trust engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

       WHEREAS, the Trustees of the Trust (the "Trustees") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

       WHEREAS, the Trustees have established and designated MERCURY MASTER PAN-EUROPEAN GROWTH PORTFOLIO (the "Portfolio") as a series of the Trust; and

       WHEREAS, the Investment Adviser and the Sub-Adviser are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940, as amended; and

       WHEREAS, the Investment Adviser is also regulated by the Investment Management Regulatory Organization, a self-regulating organization recognized under the Financial Services

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Act of 1986 of the United Kingdom (hereinafter referred to as "IMRO"), and the conduct of its investment business is regulated by IMRO; and

       WHEREAS, the Investment Adviser has entered into an investment advisory agreement with the Trust on behalf of the Portfolio (the "Advisory Agreement"), dated __________________, pursuant to which the Investment Adviser will provide investment advisory and management services to the Trust and the Portfolio; and

       WHEREAS, the Sub-Adviser is willing to provide sub-advisory services to the Investment Adviser with respect to the daily cash position of the Portfolio on the terms and conditions hereinafter set forth;

       NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Sub-Adviser and the Investment Adviser hereby agree as follows:

                                    ARTICLE I

                            Duties of the Sub-Adviser

       The Investment Adviser hereby employs the Sub-Adviser to act as sub-adviser to the Investment Adviser and to furnish, or arrange for affiliates to furnish, certain investment advisory services with respect to the daily cash position of the Portfolio, as described below, subject to the supervision of the Investment Adviser and the Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. The Sub-Adviser hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation from the Investment Adviser provided for herein. The Sub-Adviser and its affiliates shall for all purposes herein be




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deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or Portfolio in any way or otherwise be deemed an agent of the Trust or Portfolio.

       The Sub-Adviser shall provide the Investment Adviser with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper management of the daily cash position of the Portfolio. All advice and recommendations provided by the Sub-Adviser shall be subject to the restrictions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Portfolio's investment objectives, investment policies and investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of the Portfolio under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information", respectively).

                                   ARTICLE II
                       Allocation of Charges and Expenses

       The Sub-Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense provide the office space, equipment and facilities which it is obligated to provide under Article I hereof and shall pay all compensation of officers of the Trust and all Trustees of the Trust who are affiliated persons of the Sub-Adviser to the extent not otherwise paid by the Investment Adviser.





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                                   ARTICLE III

                         Compensation of the Sub-Adviser

       For the services rendered, the facilities furnished and expenses assumed by the Sub-Adviser, the Investment Adviser shall pay to the Sub-Adviser a fee in an amount to be determined from time to time by the Investment Adviser and the Sub-Adviser but in no event in excess of the amount that the Investment Adviser actually receives for providing services to the Trust and the Portfolio pursuant to the Advisory Agreement.

                                   ARTICLE IV

                   Limitation of Liability of the Sub-Adviser

       The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of sub-advisory services rendered with respect to the Trust and the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the Sub-Adviser shall include any affiliates of the Sub-Adviser performing services for the Investment Adviser contemplated hereby and directors, officers and employees of the Sub-Adviser and such affiliates.

                                    ARTICLE V

                          Activities of the Sub-Adviser

       The services of the Sub-Adviser to the Trust and the Portfolio are not to be deemed to be exclusive, and the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser (for purposes of this Article V referred to as "affiliates") is free to render services to




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others. It is understood that Trustees, officers, employees and shareholders of the Trust or Portfolio are or may become interested in the Sub-Adviser and its affiliates, as directors, officers, partners, employees and shareholders of the Sub-Adviser and its affiliates are or may become similarly interested in the Trust or Portfolio, and that the Sub-Adviser and directors, officers, employees, partners and shareholders of the Sub-Adviser or its affiliates may become interested in the Trust or Portfolio as shareholders or otherwise.

                                   ARTICLE VI
              Investment Adviser Statements Pursuant to IMRO Rules

       Any complaints concerning the Investment Adviser should be in writing addressed to the attention of the Compliance Officer of the Investment Adviser. The Trust has the right to obtain from the Investment Adviser a copy of the IMRO complaints procedure and to approach the Investment Ombudsman directly.

                                   ARTICLE VII
                   Duration and Termination of this Agreement

       This Agreement shall become effective as of the date first above written, and shall remain in force until the date of termination of the Advisory Agreement (but not later than two years after the effective date of this Agreement) and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Portfolio, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.




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       This Agreement may be terminated at any time, without the payment of any penalty, by the Investment Adviser or by vote of a majority of the outstanding voting securities of the Portfolio, or by the Sub-Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement. Any termination shall be without prejudice to the completion of transactions already initiated.

                                  ARTICLE VIII

                          Amendments of this Agreement

       This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees of the Trust or by the vote of a majority of outstanding voting securities of the Portfolio and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                   ARTICLE IX

                          Definitions of Certain Terms

       The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.




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                                    ARTICLE X

                                  Governing Law

       This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which together shall constitute one and the same instrument.

                                     MERCURY ASSET MANAGEMENT INTERNATIONAL LTD.


                                     By:
                                        ----------------------------
                                           Title:


                                     FUND ASSET MANAGEMENT, L.P.

                                     By: PRINCETON SERVICES, INC.,
                                     GENERAL PARTNER


                                     By:
                                        ----------------------------
                                           Title:






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